Exhibit 77Q1(e)
          Kemper Money Funds
          Form N-SAR for the period ended 01/31/96
          File No. 811-2527


                           INVESTMENT MANAGEMENT AGREEMENT


          AGREEMENT made this 4th day of January, 1996 by and between KEMPER MONEY MARKET FUND, a Massachusetts business trust (the "Fund"), and KEMPER FINANCIAL SERVICES, INC., a Delaware corporation (the "Adviser").

          WHEREAS, the Fund is an open-end, diversified management investment company registered under the Investment Company Act of 1940, the shares of beneficial interest ("Shares") of which are registered under the Securities Act of 1933; and

          WHEREAS, the Fund is authorized to issue Shares in separate series with each such series representing the interests in a separate portfolio of securities and other assets; and

          WHEREAS, the Fund wants to retain the Adviser under this Agreement to render investment advisory and management services to the portfolios of the Fund known as the Money Market Portfolio, Government Securities Portfolio and Tax-Exempt Portfolio (the "Initial Portfolios"), together with any other Fund portfolios which may be established later and served by the Adviser hereunder, being herein referred to collectively as the "Portfolios" and individually referred to as a "Portfolio"; and

          WHEREAS, the Adviser is willing to render such investment advisory and management services for the Initial Portfolios;

          NOW THEREFORE, in consideration of the mutual covenants hereinafter contained, it is hereby agreed by and between the parties hereto as follows:

          1. The Fund hereby employs the Adviser to act as the investment adviser for the Initial Portfolios or other Portfolios hereunder and to manage the investment and reinvestment of the assets of such Portfolios in accordance with applicable investment objectives and policies and limitations, and to administer their affairs to the extent requested by and subject to the supervision of the Board of Trustees of the Fund for the period and upon the terms herein set forth. The investment of funds shall be subject to all applicable restrictions of the Agreement and Declaration of Trust and By-laws of the Fund as may from time to time be in force.

          The Adviser accepts such employment and agrees during such period to render such services, to furnish office facilities and equipment, to provide clerical, bookkeeping and administrative












          Exhibit 77Q1(e)
          Kemper Money Funds
          Form N-SAR for the period ended 01/31/96
          File No. 811-2527
          Page 2


          services for the Fund, to provide shareholder and information services, to permit any of its officers or employees to serve without compensation as trustees or officers of the Fund if elected to such positions and to assume the obligations herein set forth for the compensation herein provided. The Adviser shall for all purposes herein provided be deemed to be an independent contractor, and, unless otherwise expressly provided or authorized, shall have no authority to act for or represent the Fund in any way or otherwise be deemed an agent of the Fund. It is understood and agreed that the Adviser, by separate agreement with the Fund, may also act as underwriter for the Fund.

          2. In the event that the Fund establishes one or more portfolios other than the Initial Portfolios with respect to which it desires to retain the Adviser to render investment advisory and management services hereunder, it shall notify the Adviser in writing. If the Adviser is willing to render such services it shall notify the Fund in writing whereupon such portfolio or portfolios shall become a Portfolio or Portfolios hereunder.

          3. For the services and facilities described in Section 1, the Fund will pay to the Adviser at the end of each calendar month, an investment management fee computed by applying the following annual rate to the combined average daily net assets of the
          Portfolios:

               Annual Rate                   Average Daily Net Assets
               -----------                   ------------------------

               .50  of 1%                    on the first $215 million
               .375 of 1%                    on the next $335 million
               .30  of 1%                    on the next $250 million
               .25  of 1%                    on average net assets
                                             over $800 million

          The fee as computed above shall be allocated to each Portfolio based upon the relative average daily net assets of each Portfolio managed by the Adviser.

          If expenses borne by the Portfolios which the Adviser manages in any fiscal year (including the Adviser's fee, but excluding interest, taxes, fees incurred in acquiring and disposing of portfolio securities and, to the extent permitted, extraordinary expenses), exceed 1.5% of average daily net assets of the Portfolios up to $30 million and 1% of average daily net assets












          Exhibit 77Q1(e)
          Kemper Money Funds
          Form N-SAR for the period ended 01/31/96
          File No. 811-2527
          Page 3


          of the Portfolios over $30 million, the Adviser will reduce its fee or reimburse the Fund for any excess. The expense limitation guarantee shall be allocated to each Portfolio upon a fee reduction or reimbursement based upon the relative average daily net assets of each Portfolio. If for any month the expenses of the Portfolios properly chargeable to the income account shall exceed 1/12 of the percentage of daily net assets allowable as expenses, the payment to the Adviser for that month shall be reduced, and, if necessary, the Adviser shall make a refund payment to the Fund so that the total net expense will not exceed such percentage. As of the end of the Fund's fiscal year, however, the foregoing computations and payments shall be readjusted so that the aggregate compensation payable to the Adviser for the year is equal to the percentage set forth herein of the average daily net assets as determined as described herein throughout the fiscal year, diminished to the extent necessary so that the total of said expense item shall not exceed the expense limitation. The aggregate of repayments, if any, by the Adviser to the Fund for the year shall be the amount necessary to limit the said net expense to said percentage.

          The net asset value of each Portfolio shall be calculated in accordance with the provisions of the Fund's prospectus or at such other time or times as the trustees may determine in accordance with the provisions of the Investment Company Act of 1940. On each day when net asset value is not calculated, the net asset value of a Share of a Portfolio shall be deemed to be the net asset value of such a Share as of the close of business on the last day on which such calculation was made for the purpose of the foregoing computations.

          For the month and year in which this Agreement becomes effective or terminates, there shall be an appropriate proration on the basis of the number of days that the Agreement is in effect during the month and year, respectively. The services of the Adviser to the Fund under this Agreement are not to be deemed exclusive, and the Adviser shall be free to render similar services or other services to others so long as its services hereunder are not impaired thereby.

          4. In addition to the fee of the Adviser, the Fund shall assume and pay any expenses for services rendered by a custodian for the safekeeping of the Fund's securities or other property, for keeping its books of account, for any other charges of the custodian and for calculating the net asset value of the Fund as provided in the Prospectus of the Fund. The Adviser shall not be required to pay and the Fund shall assume and pay the charges and












          Exhibit 77Q1(e)
          Kemper Money Funds
          Form N-SAR for the period ended 01/31/96
          File No. 811-2527
          Page 4


          expenses of its operations, including compensation of the trustees (other than those affiliated with the Adviser), charges and expenses of independent auditors, of legal counsel, of any transfer or dividenddisbursing agent or any registrar of the Fund, costs of acquiring and disposing of portfolio securities, interest, if any, on obligations incurred by the Fund, costs of share certificates and of reports, membership dues in the Investment Company Institute or any similar organization, costs of reports and notices to shareholders, other like miscellaneous expenses and all taxes and fees payable to federal, state or other governmental agencies on account of the registration of securities issued by the Fund, filing of corporate documents or otherwise. The Fund shall not pay or incur any obligation for any management or administrative expenses for which the Fund intends to seek reimbursement from the Adviser as herein provided without first obtaining the written approval of the Adviser. The Adviser shall arrange, if desired by the Fund, for officers or employees of the Adviser to serve, without compensation from the Fund, as trustees, officers or agents of the Fund if duly elected or appointed to such positions and subject to their individual consent and to any limitations imposed by law.

          5. Subject to applicable statutes and regulations, it is understood that trustees, officers, or agents of the Fund are or may be interested in the Adviser as officers, directors, agents, shareholders or otherwise, and that the officers, directors, shareholders and agents of the Adviser may be interested in the Fund otherwise than as a trustee, officer or agent.

          6. The Adviser shall not be liable for any error of judgment or of law, or for any loss suffered by the Fund in connection with the matters to which this Agreement relates, except loss resulting from willful misfeasance bad faith or gross negligence on the part of the Adviser in the performance of its obligations and duties, or by reason of its reckless disregard of its obligations and duties under this Agreement.

          7. This Agreement shall become effective on the date hereof and shall remain in full force until December 1, 1996, unless sooner terminated as hereinafter provided. This Agreement shall continue in force from year to year thereafter, but only as long as such continuance is specifically approved at least annually for each Portfolio in the manner required by the Investment Company Act of 1940; provided, however, that if the continuation of this Agreement is not approved for a Portfolio, the Adviser may continue to serve in such capacity for such Portfolio in the manner and to the extent permitted by the Investment Company Act












          Exhibit 77Q1(e)
          Kemper Money Funds
          Form N-SAR for the period ended 01/31/96
          File No. 811-2527
          Page 5


          of 1940 and the rules and regulations thereunder. This Agreement shall automatically terminate in the event of its assignment, and may be terminated at any time without the payment of any penalty with respect to any or all Portfolios by the Fund or by the Adviser on sixty (60) days written notice to the other party.
          The Fund may effect termination with respect to any Portfolio by action of the Board of Trustees or by vote of a majority of the outstanding shares of such Portfolio, accompanied by appropriate notice.

          This Agreement may be terminated with respect to any Portfolio at any time without the payment of any penalty by the Board of Trustees or by vote of a majority of the outstanding Shares of such Portfolio in the event that it shall have been established by a court of competent jurisdiction that the Adviser or any officer or director of the Adviser has taken any action which results in a breach of the covenants of the Adviser set forth herein.

          Termination of this Agreement shall not affect the right of the Adviser to receive payments on any unpaid balance of the compensation described in Section 3 earned prior to such termination.

          8. If any provision of this Agreement shall be held or made invalid by a court decision, statute, rule or otherwise, the remainder shall not be thereby affected.

          9. Any notice under this Agreement shall be in writing, addressed and delivered or mailed, postage prepaid, to the other party at such address as such other party may designate for the receipt of such notice.

          10. All parties hereto are expressly put on notice of the Kemper Money Market Fund Agreement and Declaration of Trust and all amendments thereto, all of which are on file with the Secretary of The Commonwealth of Massachusetts, and the limitation of shareholder and trustee liability contained therein. This Agreement has been executed by and on behalf of the Fund by its representatives as such representatives and not individually, and the obligations of the Fund hereunder are not binding upon any of the Trustees, officers or shareholders of the Fund individually but are binding upon only the assets and property of the Fund. With respect to any claim by Adviser for recovery of that portion of the investment management fee (or any other liability of the Fund arising hereunder) allocated to a particular Portfolio,













          Exhibit 77Q1(e)
          Kemper Money Funds
          Form N-SAR for the period ended 01/31/96
          File No. 811-2527
          Page 6


          whether in accordance with the express terms hereof or otherwise, the Adviser shall have recourse solely against the assets of that Portfolio to satisfy such claim and shall have no recourse against the assets of any other Portfolio for such purpose.

          11. This Agreement shall be construed in accordance with applicable federal law and (except as to Section 10 hereof which shall be construed in accordance with the laws of the Commonwealth of Massachusetts) the laws of the State of Illinois.

          12. This Agreement is the entire contract between the parties relating to the subject matter hereof and supersedes all prior agreements between the parties relating to the subject matter hereof.

          IN WITNESS WHEREOF, the Fund and the Adviser have caused this Agreement to be executed as of the day and year first above written.

                                        KEMPER MONEY MARKET FUND

                                        By:  /s/ John E. Peters
                                           ----------------------------
                                        Title:  Vice President

          ATTEST:

          /s/ Philip J. Collora
          ------------------------------
          Title:  Secretary

                                        KEMPER FINANCIAL SERVICES, INC.

                                        By:  /s/ Patrick Dudasik
                                           ----------------------------
                                        Title:  Senior Vice President

          ATTEST:

          /s/ David F. Dierenfeldt
          ------------------------------
          Title:  Assistant Secretary


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